Consent of Independent Registered Public Accounting Firm and Report on Schedule

Consent

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-34062) pertaining to the Stock Savings Plan,
(2)	Registration Statement (Form S-3 No. 333-209718) of AT&T and the related Prospectuses,
Registration Statement (Form S-8 No. 333-135517) pertaining to the AT&T 2006 Incentive Plan,
(3)	Registration Statement (Form S-8 No. 333-141864) pertaining to the AT&T Savings Plan and certain other plans,
(4)	Registration Statement (Form S-8 No. 333-139749) pertaining to the BellSouth Retirement Savings Plan and certain other BellSouth plans,
(5)	Registration Statement (Form S-8 No. 333-152822) pertaining to the AT&T Non-Employee Director Stock Purchase Plan,
(6)	Registration Statement (Form S-8 No. 333-173079) pertaining to the AT&T 2011 Incentive Plan,
(7)	Registration Statement (Form S-8 No. 333-188384) pertaining to the AT&T Stock Purchase and Deferral Plan and Cash Deferral Plan,
(8)
Registration Statement (Form S-8 No. 333-189789) pertaining to the AT&T Savings and Security Plan, the AT&T Puerto Rico Retirement Savings Plan, the AT&T Retirement Savings Plan, and the BellSouth Savings and Security Plan,

(9)	Registration Statement (Form S-8 No 333-205868) pertaining to the DIRECTV 2010 Stock Plan, the DIRECTV 401(k) Savings Plan, and the Liberty Entertainment, Inc. Transitional Stock Adjustment Plan, and
(10)	Registration Statement (Form S-8 No. 333-211303) pertaining to the 2016 Incentive Plan;

of our reports dated February 20, 2018, with respect to the consolidated financial statements of AT&T Inc. and the effectiveness of internal control over financial reporting of AT&T incorporated by reference in this Annual Report (Form 10-K) of AT&T Inc. for the year ended December 31, 2017.

Report on Schedule

To the Stockholders and the Board of Directors of AT&T Inc.

We have audited the consolidated financial statements of AT&T Inc. (the Company) as of December 31, 2017 and 2016, and for each of the three years in the period ended December 31, 2017, and have issued our report thereon dated February 20, 2018 incorporated by reference in this Annual Report (Form 10-K) of AT&T Inc. from the 2017 Annual Report to Stockholders of AT&T Inc. Our audits of the consolidated financial statements included the financial statement schedule listed in Item 15(a) of this Annual Report (Form 10-K) (the "schedule"). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's schedule based on our audits.

In our opinion, the schedule presents fairly, in all material respects, the information set forth therein when considered in conjunction with the consolidated financial statements.

/s/ Ernst & Young LLP

Dallas, Texas
February 20, 2018